Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
In connection with the Quarterly Report of AG Twin Brook BDC, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the quarter ended June 30, 2020, as filed with the Securities and Exchange Commission (the “Report”), Trevor Clark, Chief Executive Officer and President of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Trevor Clark
Trevor Clark
Chief Executive Officer and President
August 13, 2020